Exhibit 99.1
Snyder’s-Lance, Inc. Reports Fourth Quarter and Full Year 2016 Results

Fourth Quarter 2016 Highlights

•	Net revenue from continuing operations increased 37% to $556.2 million

•	Total net revenue* increased 61% to $652.6 million

•	Snyder's-Lance legacy core branded net revenue increased 6.1%

•	GAAP earnings per share from continuing operations of $0.19

•	Adjusted earnings per share* increased 22% to $0.38

Full-Year 2016 Highlights

•	Net revenue from continuing operations increased 27% to $2,109.2 million

•	Total net revenue* increased 40% to $2,313.7 million

•	Snyder's-Lance legacy core branded net revenue increased 2.1%

•	GAAP earnings per share from continuing operations of $0.45

•	Adjusted earnings per share* increased 26% to $1.27

*The results of operations of the Diamond of California culinary nut business have been treated as discontinued operations. All GAAP financial statement items for both current and prior periods exclude the results of Diamond of California. Total net revenue includes net revenue from both continuing and discontinued operations. All adjusted financial results referred to in this release, include the results of both continuing and discontinued operations and exclude special items for comparability. Descriptions of measures excluding special items are provided in “Use and Definition of Non-GAAP Measures" and reconciliations are provided in the tables at the end of this release.

Charlotte, NC, - February 13, 2017 – Snyder’s-Lance, Inc. (Nasdaq-GS: LNCE) today reported financial results for the fourth quarter and full-year ended December 31, 2016.

“We are proud of the significant accomplishments the Snyder’s-Lance team has delivered for our shareholders in 2016,” said Carl E. Lee, Jr., President and Chief Executive Officer. “In the fourth quarter alone, we grew our legacy core brands 6.1%, completed the divestiture of the Diamond of California culinary nut business and continued the integration of the remaining Diamond brands. Over the course of 2016, we continued to strengthen our better-for-you product offerings, expanded our portfolio of brands with the acquisition of Diamond Foods, and delivered against our synergy and ongoing continuous improvement goals. Our strategic investments in innovation, marketing and promotion have been successful with our Snyder’s of Hanover® and Lance® brands and are beginning to bear fruit in our Emerald® and Pop Secret® brands. We have accelerated core branded growth, while expanding our operating margin to nearly 9% in our continuing operations for the year, and almost 10% for the quarter. Our focus on better-for-you snacking continued to be a driver of growth and now represents 33% of sales as we close out 2016. Lastly, our enhanced portfolio, national distribution footprint, multi-channel go-to-

market model, and combined sales organization, are already realizing revenue synergies that we will build upon in coming years.”

Mr. Lee continued, “During 2017, we will continue to change the way the world snacks with better ingredients, quality and taste, as we introduce new products and enter new categories, in order to reach more consumers and broaden our customer penetration. We are particularly excited about the innovation we plan to showcase early in 2017, including Wholey Cheese! crackers, Cape Cod thins potato chips, and our new better snacks variety packs. All of these introductions will drive increased scale in our better-for-you categories, and serve as a springboard for expanded brand reach and growth. As we grow, we will remain focused on delivering margin expansion, through both the attainment of expected cost synergies and the ongoing enterprise wide cost-reduction efforts. We will be implementing Zero-based budgeting in 2017 to drive greater efficiency and effectiveness across our entire organization. All of our recent success and disciplined execution of our strategic plan is a function of our dedicated team, and I want to thank all of our associates for their partnership, passion and dedication to achieving our goals.”

Summary of Financial Results:

Fourth Quarter and Full-year 2016 Financial Summary*
(in thousands, except for earnings per share amounts)	Q4 2016	Q4 2015	Change	FY16	FY15	Change
Net Revenue from Continuing Operations	$556,163	$405,857	37.0%	$2,109,227	$1,656,399	27.3%
Net Revenue from Discontinued Operations	96,441	—	—	204,443	—	—
Total Net Revenue from Continuing and Discontinued Operations	652,604	405,857	60.8%	2,313,670	1,656,399	39.7%
Snyder's-Lance Legacy Net Revenue	420,658	405,857	3.6%	1,665,759	1,656,399	0.6%
Snyder's-Lance Legacy Branded Net Revenue**	312,247	297,757	4.9%	1,208,110	1,190,191	1.5%
Operating Margin from Continuing Operations	8.5%	7.3%	120 bps	4.9%	6.1%	(120 bps)
Operating Margin from Continuing Operations, Excluding Special Items	9.5%	9.5%	—	8.8%	7.2%	160 bps
Operating Margin from Cont. and Disc. Operations, Excluding Special Items	10.5%	9.5%	100 bps	9.0%	7.2%	180 bps
GAAP EPS from Continuing Operations	$0.19	$0.10	90.0%	$0.45	$0.71	(36.6)%
EPS from Continued Operations, Excluding Special Items	$0.27	$0.31	(12.9)%	$1.11	$1.01	9.9%
EPS from Cont. and Disc. Operations, Excluding Special Items	$0.38	$0.31	22.6%	$1.27	$1.01	25.7%
Adjusted EBITDA from Continuing Operations	77,110	55,279	39.5%	284,110	191,125	48.7%
% of net revenue	13.9%	13.6%	30 bps	13.5%	11.5%	200 bps
Adjusted EBITDA from Cont. and Disc. Operations	94,562	55,279	71.1%	310,660	191,125	62.5%
% of net revenue	14.5%	13.6%	90 bps	13.4%	11.5%	190 bps
*Descriptions of measures excluding special items are provided in “Use and Definition of Non-GAAP Measures,” and reconciliations are provided in the tables at the end of this release.

**Due to the acquisition of Diamond, prior year Partner brand revenues from the sale of Kettle Brand® potato chips are now classified as Branded revenues. For the fourth quarter and full-year 2015, the Company has reclassified $8.4 million and $34.8 million, respectively, of Partner brand revenue associated with Kettle Brand® potato chips to Branded revenue to be consistent with current year presentation.

Fourth Quarter 2016 Results

Fourth Quarter Net Revenue by Product Category*
(in thousands)	Q4 2016 Net Revenue	Q4 2015 Net revenue	Change	Q4 2016 Net Revenue	Incremental Diamond Net Revenue	Q4 2016 Snyder's-Lance Legacy Net Revenue	Q4 2015 Net Revenue	Change
Branded	$443,006	$297,757	48.8%	$443,006	$130,759	$312,247	$297,757	4.9%
Partner Brand	70,830	70,353	0.7%	70,830	—	70,830	70,353	0.7%
Other	42,327	37,747	12.1%	42,327	4,746	37,581	37,747	(0.4)%
Total Continuing Operations	556,163	405,857	37.0%	556,163	135,505	420,658	405,857	3.6%
Discontinued Operations	96,441	—	—%	96,441	96,441	—	—	—%
Total Cont. and Disc. Operations	652,604	405,857	60.8%	652,604	231,946	420,658	405,857	3.6%

*The non-GAAP measure and related comparisons in the table above should be considered in addition to, not as a substitute for, our net revenue disclosure, as well as other measures of financial performance reported in accordance with GAAP, and may not be comparable to similarly titled measures used by other companies. Company management believes the presentation of 2016 Net Revenue Excluding Diamond Foods is useful for providing increased transparency and assisting investors in understanding our ongoing operating performance.

Note: Due to the acquisition of Diamond, prior year Partner brand revenues from the sale of Kettle Brand® potato chips are now classified as Branded revenues. For the fourth quarter of 2015 the Company has reclassified $8.4 million of Partner brand revenue associated with Kettle Brand® potato chips to Branded revenue to be consistent with current year presentation.

Net revenue from continuing operations in the fourth quarter of 2016 was $556.2 million, an increase of 37.0% compared to $405.9 million in the fourth quarter of 2015. Total net revenue in the fourth quarter of 2016, including both continuing and discontinued operations, was $652.6 million, an increase of 60.8% compared to net revenue of $405.9 million in the fourth quarter of 2015. Snyder’s-Lance legacy net revenue in the fourth quarter of 2016 increased 3.6% compared to the fourth quarter of 2015. This included Branded category net revenue growth of 4.9% driven by an approximately 8% increase in volume. In addition, during the fourth quarter, net revenue from the Partner Brands category increased 0.7% while net revenue from the Other category declined 0.4%.

Operating income from continuing operations in the fourth quarter of 2016 increased 59.2% to $47.1 million, as compared to $29.6 million in the fourth quarter of 2015. Adjusted operating income in the fourth quarter of 2016 increased 78.8% to $68.8 million, or 10.5% as a percentage of net revenue, as compared to $38.5 million, or 9.5% as a percentage of net revenue, in the fourth quarter of 2015. The improvement in operating margin was due to strong gross margin performance and operating expense leverage. The gross margin improvements were driven by synergy realization from the Diamond Foods acquisition, in addition to lower inputs costs, improved productivity and a greater mix of branded sales, partially offset by lower net price realization. Operating expenses, as a percent of sales, declined as a result of synergy realization from the Diamond foods acquisition, partially offset by the planned higher marketing and advertising expenses to support growth of the Company’s core brands, higher incentive compensation expense due to improved operational performance as compared to the prior year, and incremental amortization expense resulting from the Diamond Foods acquisition.

Net interest expense in the fourth quarter of 2016 increased to $9.3 million compared to $2.9 million in the fourth quarter of 2015. The increase in net interest expense was the result of additional debt utilized to finance the acquisition of Diamond Foods.

The adjusted effective tax rate was 37.0% in the fourth quarter of 2016 as compared to 35.8% in the fourth quarter of 2015. The adjusted effective tax rate in the quarter was slightly higher than expected due to the Company's inability to use certain manufacturing tax credits resulting from the utilization of the acquired net operating losses from the Diamonds Foods acquisition.

GAAP net income from continuing operations attributable to Snyder’s-Lance, Inc. in the fourth quarter of 2016 increased to $18.7 million, or $0.19 per diluted share, as compared to $7.0 million, or $0.10 per diluted share, in the fourth quarter of 2015. The GAAP net loss from discontinued operations in the fourth quarter of 2016 was $27.4 million, or $0.28 per diluted share and was due to a loss on the sale of Diamond of California of $32.6 million due to the required incremental allocation of approximately $39 million in enterprise goodwill in accordance with GAAP.

Net income from discontinued operations, excluding special items, was $10.6 million or $0.11 per diluted share. Adjusted net income attributable to Snyder’s-Lance, Inc. in the fourth quarter of 2016, increased 66.2% to $37.0 million, as compared to $22.3 million in the fourth quarter of 2015. Adjusted earnings per diluted share increased 22.6% to $0.38 in the fourth quarter of 2016 compared to $0.31 in the fourth quarter of 2015.

Adjusted EBITDA from continuing operations for the fourth quarter of 2016 increased 39.5% to $77.1 million, or 13.9% of net revenue, as compared to adjusted EBITDA of $55.3 million or 13.6% of net revenue, in the fourth quarter of 2015. Total adjusted EBITDA, including both continuing and discontinued operations, in the fourth quarter of 2016, increased 71.1% to $94.6 million, or 14.5% of net revenue, compared to adjusted EBITDA of $55.3 million, or 13.6% of net revenue, in the fourth quarter of 2015. Adjusted EBITDA is a non-GAAP measure defined herein under “Use and Definition of Non-GAAP Measures,” and is reconciled to net income in the tables that accompany this release.

Full-year 2016 Results

Full-Year Net Revenue by Product Category
(in thousands)	FY 2016 Net Revenue	FY 2015 Net revenue	Change	FY 2016 Net Revenue	Incremental Diamond Net Revenue	FY 2016 Snyder's-Lance Legacy Net Revenue	FY 2015 Net Revenue	Change
Branded	$1,638,296	$1,190,191	37.6%	$1,638,296	$430,186	$1,208,110	$1,190,191	1.5%
Partner Brand	300,436	300,480	—%	300,436	—	300,436	300,480	—%
Other	170,495	165,728	2.9%	170,495	13,282	157,213	165,728	(5.1)%
Total Continuing Operations	2,109,227	1,656,399	27.3%	2,109,227	443,468	1,665,759	1,656,399	0.6%
Discontinued Operations	204,443	—	—%	204,443	204,443	—	—	—%
Total Cont. and Disc. Operations	2,313,670	1,656,399	39.7%	2,313,670	647,911	1,665,759	1,656,399	0.6%

*The non-GAAP measure and related comparisons in the table above should be considered in addition to, not as a substitute for, our net revenue disclosure, as well as other measures of financial performance reported in accordance with GAAP, and may not be comparable to similarly titled measures used by other companies. Company management believes the presentation of 2016 Net Revenue Excluding Diamond Foods is useful for providing increased transparency and assisting investors in understanding our ongoing operating performance.

Note: Due to the acquisition of Diamond, prior year Partner brand revenues from the sale of Kettle Brand® potato chips are now classified as Branded revenues. For the full-year 2015 the Company has reclassified $34.8 million of Partner brand revenue associated with Kettle Brand® potato chips to Branded revenue to be consistent with current year presentation.

Net revenue from continuing operations for the full-year 2016 was $2,109.2 million, an increase of 27.3% compared to $1,656.4 million in 2015. Total net revenue in 2016, including continuing and discontinued operations, was $2,313.7 million, an increase of 39.7% compared to net revenue of $1,656.4 million in 2015. Snyder’s-Lance legacy net revenue for the full-year 2016 increased 0.6% compared to 2015 including Branded category net revenue growth of 1.5% driven by an approximately 6% increase in volume. For the full-year 2016, net revenue from the Partner Brands category was relatively flat while net revenue from the Other category declined 5.1%.

Operating income from continuing operations for the full-year 2016 was $103.6 million, compared to $101.4 million in 2015. Adjusted operating income in 2016 increased 74.0% to $207.8 million, or 9.0% of net revenue, as compared to $119.5 million, or 7.2% percent of net revenue, in 2015.

Net interest expense for the full-year 2016 increased to $32.6 million compared to $10.9 million in 2015. The increase in net interest expense was the result of additional debt utilized to finance the acquisition of Diamond Foods. The adjusted effective tax rate for the full-year 2016 was 34.1% as compared to 34.5% in 2015.

GAAP net income from continuing operations attributable to Snyder’s-Lance, Inc. for the full-year 2016 was $42.0 million, or $0.45 per diluted share, as compared to $50.7 million, or $0.71 per diluted share, in 2015. The GAAP net loss from discontinued operations for the full-year 2016 was $27.1 million, or $0.29 per diluted share, and was due to a loss on the sale of Diamond of California of $32.6 million, which was due to the incremental allocation of approximately $39 million in enterprise goodwill in accordance with GAAP. Net income from discontinued operations, excluding special items, was $14.5 million or $0.16 per diluted share. Adjusted net income attributable to Snyder’s-Lance, Inc. for the full-year 2016, increased

64.0% to $118.0 million, as compared to $71.9 million in 2015. Adjusted earnings per diluted share increased 25.7% to $1.27 for the full-year 2016 compared to $1.01 in 2015.

Adjusted EBITDA from continuing operations for the full-year 2016 increased 48.7% to $284.1 million or 13.5% of net revenue, as compared to adjusted EBITDA of $191.1 million, or 11.5% of net revenue, in 2015. Total adjusted EBITDA, including both continuing and discontinued operations, for the full-year 2016, increased 62.5% to $310.7 million, or 13.4% of net revenue, as compared to adjusted EBITDA of $191.1 million, or 11.5% of net revenue, in 2015. Adjusted EBITDA is a non-GAAP measure defined herein under “Use and Definition of Non-GAAP Measures,” and is reconciled to net income in the tables that accompany this release.

Outlook*
For the full-year of fiscal 2017, the Company expects net revenue to be between $2,250 million and $2,290 million, adjusted EBITDA to be between $330 million and $345 million, and earnings per diluted share, excluding special items, to be between $1.32 and $1.42.

The Company’s 2017 full-year outlook also includes the following assumptions:

•	Capital expenditures of $90 million to $100 million;

•	Net interest expense of $32 million to $35 million;

•	Effective tax rate of 33.5% to 34.5%; and

•	Weighted average diluted share count of approximately 98 million shares.

*Full-year 2017 GAAP guidance are not provided in this release due to the likely occurrence of one or more of the following items where the Company is unable to reliably forecast the timing and magnitude: Continued transaction and integration related costs associated with the divestiture of Diamond of California, other potential transactions and their related costs, settlements of contingent liabilities, possible gains or losses on the sale of businesses or other assets, restructuring costs, impairment charges, and the income tax effects of these.

Conference Call
Management will host a conference call to discuss the Company's fourth quarter and full year 2016 results at 9:00 a.m. ET on February 13, 2017. The conference call will be webcast live through the Investor Relations section of the Snyder's-Lance website (www.snyderslance.com) where the accompanying slide presentation will also be available. To participate in the conference call, the dial-in number is (844) 830-1960 for U.S. callers or (315) 625-6883 for international callers. The conference ID is 56297381. A continuous telephone replay of the call will be available between 12:00 p.m. ET on February 13 and 12:00 a.m. ET on February 20. The replay telephone number is (855) 859-2056 for U.S. callers or (404) 537-3406 for international callers. The replay access code is 56297381. Investors may also access a web-based replay of the conference call at www.snyderslance.com.

About Snyder’s-Lance, Inc.
Snyder's-Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout the United States and internationally. Snyder's-Lance's products include pretzels, sandwich crackers, pretzel crackers, potato chips, cookies, tortilla chips, restaurant style crackers, popcorn, nuts and other snacks. Products are sold under the Snyder's of Hanover®, Lance®, Kettle Brand®, KETTLE® Chips, Cape Cod®, Snack Factory® Pretzel Crisps®, Pop Secret®, Emerald®, Late July®, Krunchers! ®, Tom's®, Archway®, Jays®, Stella D'oro®, Eatsmart Snacks™, O-Ke-Doke®, Metcalfe’s skinny®, and other brand names along with a number of third party brands. Products are distributed nationally through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels. For more information, visit the Company's corporate web site: www.snyderslance.com.
LNCE-E

Use and Definition of Non-GAAP Measures
Snyder’s-Lance’s management uses non-GAAP financial measures to evaluate our operating performance and to facilitate a comparison of the Company’s operating performance on a consistent basis and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the Company’s business than GAAP measures alone. The non-GAAP measures and related comparisons should be considered in addition to, not as a substitute for, our GAAP disclosure, as well as other measures of financial performance reported in accordance with GAAP, and may not be comparable to similarly titled measures used by other companies. Our management believes these non-GAAP measures are useful for providing increased transparency and assisting investors in understanding our ongoing operating performance.

Operating Income and Gross Profit, Excluding Special Items
Operating income and gross profit, excluding special items, are provided because Snyder’s-Lance believes it is useful information for understanding our results by improving the comparability of our results. Additionally, operating income and gross profit, excluding special items, provide transparent and useful information to management, investors, analysts and other parties in evaluating and assessing the Company’s primary operating results after removing the impact of unusual, non-operational or restructuring or transaction related activities that affect comparability. Operating income and gross profit, excluding special items, are two measures management uses for planning and budgeting, monitoring and evaluating financial and operating results, and in the analysis of ongoing operating trends.

Net Income, Earnings per Share and Effective Income Tax Rate, Excluding Special Items
Net income, earnings per share, and the effective income tax rate, excluding special items, are metrics provided to present the reader with the after-tax impact of operating income, excluding special items, in order to improve the comparability and understanding of the related GAAP measures. Net income, earnings per share, and the effective income tax rate, excluding special items, provide transparent and useful information to management, investors, analysts and other parties in evaluating and assessing our primary operating results after removing the impact of unusual, non-operational or restructuring or transaction related activities that affect comparability. Net income, earnings per share, and the effective income tax rate, excluding special items, are measures management uses for planning and budgeting, monitoring and evaluating financial and operating results.
Adjusted EBITDA
Snyder’s-Lance defines adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”), further adjusted to exclude restructuring or transaction related expenses, and other non-cash or non-operating items as well as any other unusual items that impact the comparability of our financial information.
Management uses adjusted EBITDA as a key metric in the evaluation of underlying Company performance, in making financial, operating and planning decisions. The Company believes this measure is useful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. Additionally, Snyder’s-Lance believes adjusted EBITDA is frequently used by analysts, investors and other interested parties in their evaluation of companies, many of which present an adjusted EBITDA measure when reporting their results. The Company has historically reported adjusted EBITDA to analysts and investors and believes that its continued inclusion provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results.
Adjusted EBITDA should not be considered as an alternative to net income, determined in accordance with Generally Accepted Accounting Principles (“GAAP”), as an indicator of the Company’s operating performance, as an indicator of cash flows, or as a measure of liquidity. While EBITDA and adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

Cautionary Information about Forward Looking Statements
This press release contains statements which may be forward looking within the meaning of applicable securities laws. The statements include projections regarding future revenues, earnings and other results which are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties. Factors that could cause actual results to differ include general economic conditions or an economic turndown; volatility in the price, quality or availability of inputs, including raw materials, packaging, energy and labor; price competition and industry consolidation; changes in our top retail customer relationships; inability to maintain profitability in the face of a consolidating retail environment; failure to successfully integrate acquisitions or execute divestitures; loss of key personnel; failure to execute and accomplish our strategy; concerns with the safety and quality of certain food products or ingredients; adulterated, misbranded or mislabeled products or product recalls; disruption of our supply chain; failure to maintain satisfactory labor relations; risks related to our foreign operations, including foreign currency risks; inadequacies in, or security breaches of, our information technology systems; improper use of social media; changes in consumer preferences and tastes or inability to innovate or market our products effectively; reliance on distribution through a significant number of independent business owners; protection of our trademarks and other intellectual property rights; impairment in the carrying value of goodwill or other intangible assets; new regulations or legislation; interest rate volatility, political and economic conditions of the countries in which we conduct business, and the interests of a few individuals who control a significant portion of our outstanding shares of common stock may conflict with those of other stockholders, which have been discussed in greater detail in our most recent Form 10-K and other reports filed with the Securities and Exchange Commission.

Investor Contact
Kevin Powers, Senior Director, Investor Relations
kpowers@snyderslance.com, (704) 557-8279

Media Contact
Joey Shevlin, Director, Corporate Communications & Public Affairs
JShevlin@snyderslance.com, (704) 557-8850

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
For the Quarters and Years Ended December 31, 2016 and January 2, 2016

	Quarter Ended		Year Ended
(in thousands, except per share data)	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Net revenue	$556,163	$405,857	$2,109,227	$1,656,399
Cost of sales	346,115	259,899	1,345,437	1,077,110
Gross profit	210,048	145,958	763,790	579,289

Selling, general and administrative	159,301	109,156	593,957	464,534
Transaction and integration related expenses	3,693	7,252	66,272	7,702
Settlements of certain litigation	—	—	—	5,675
Impairment charges	3,096	11,997	4,466	11,997
Other expense/(income), net	55	1,024	(5,390)	(1,075)
Income before interest and income taxes	43,903	16,529	104,485	90,456

Loss on early extinguishment of debt	—	—	4,749	—
Interest expense, net	9,308	2,864	32,613	10,853
Income before income taxes	34,595	13,665	67,123	79,603

Income tax expense	15,890	6,652	25,320	28,885
Income from continuing operations	18,705	7,013	41,803	50,718
Loss from discontinued operations, net of income tax	(27,426)	—	(27,100)	—
Net (loss)/income	(8,721)	7,013	14,703	50,718
Net (loss)/income attributable to noncontrolling interests	(41)	(30)	(182)	33
Net (loss)/income attributable to Snyder’s-Lance, Inc.	$(8,680)	$7,043	$14,885	$50,685

Amounts attributable to Snyder's-Lance, Inc:
Continuing operations	$18,746	$7,043	$41,985	$50,685
Discontinued operations	(27,426)	—	(27,100)	—
Net (loss)/income attributable to Snyder's-Lance, Inc.	$(8,680)	$7,043	$14,885	$50,685

Basic earnings per share:
Continuing operations	$0.19	$0.10	$0.46	$0.72
Discontinued operations	(0.28)	—	(0.29)	—
Total basic (loss)/earnings per share	$(0.09)	$0.10	$0.17	$0.72

Diluted earnings per share:
Continuing operations	$0.19	$0.10	$0.45	$0.71
Discontinued operations	(0.28)	—	(0.29)	—
Total diluted (loss)/earnings per share	(0.09)	0.10	0.16	0.71

Dividends declared per common share	$0.16	$0.16	$0.64	$0.64

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
As of December 31, 2016 and January 2, 2016

(in thousands, except share data)	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$35,409	$39,105
Restricted cash	714	966
Accounts receivable, net of allowances of $1,290 and $917, respectively	210,723	131,339
Receivable from sale of Diamond of California	118,577	—
Inventories, net	173,456	110,994
Prepaid income taxes and income taxes receivable	5,744	2,321
Assets held for sale	19,568	15,678
Prepaid expenses and other current assets	27,666	21,210
Total current assets	591,857	321,613

Noncurrent assets:
Fixed assets, net	501,884	401,465
Goodwill	1,318,362	539,119
Other intangible assets, net	1,373,800	528,658
Other noncurrent assets	48,173	19,849
Total assets	$3,834,076	$1,810,704

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$49,000	$8,541
Accounts payable	99,249	54,207
Accrued compensation	44,901	26,196
Accrued casualty insurance claims	4,266	4,262
Accrued marketing, selling and promotional costs	50,179	18,806
Other payables and accrued liabilities	47,958	32,248
Total current liabilities	295,553	144,260

Noncurrent liabilities:
Long-term debt, net	1,245,959	372,301
Deferred income taxes, net	378,236	157,591
Accrued casualty insurance claims	13,049	11,931
Other noncurrent liabilities	25,609	17,034
Total liabilities	1,958,406	703,117

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.83 1/3 par value. 110,000,000 shares authorized; 96,242,784 and 70,968,054 shares outstanding, respectively	80,199	59,138
Preferred stock, $1.00 par value. 5,000,000 shares authorized; no shares outstanding	—	—
Additional paid-in capital	1,598,678	791,428
Retained earnings	195,733	238,314
Accumulated other comprehensive loss	(17,977)	(630)
Total Snyder’s-Lance, Inc. stockholders’ equity	1,856,633	1,088,250
Noncontrolling interests	19,037	19,337
Total stockholders’ equity	1,875,670	1,107,587
Total liabilities and stockholders’ equity	$3,834,076	$1,810,704

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
For the Years Ended December 31, 2016 and January 2, 2016

(in thousands)	2016	2015
Operating activities:
Net income	$14,703	$50,718
Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	99,251	70,379
Stock-based compensation expense	26,648	5,616
Loss on sale of fixed assets, net	141	420
Loss on sale of Diamond of California	32,645	—
Gain on sale of route businesses, net	(1,341)	(1,913)
Gain on write-off of debt premium	(1,341)	—
Impairment charges	4,466	11,997
Derecognition of cumulative translation adjustment	—	737
Deferred income taxes	24,811	2,433
Provision for doubtful accounts	472	1,104
Changes in operating assets and liabilities, excluding business acquisitions and foreign currency translation adjustments:
Accounts receivable	(34,047)	(6,349)
Inventory	2,036	5,242
Other current assets	2,861	2,463
Accounts payable	21,762	(2,468)
Payable to growers	41,948	—
Other accrued liabilities	18,312	6,970
Other noncurrent assets	6,531	709
Other noncurrent liabilities	1,341	(1,904)
Net cash provided by operating activities	261,199	146,154

Investing activities:
Purchases of fixed assets	(73,261)	(51,468)
Purchases of route businesses	(42,206)	(22,568)
Proceeds from sale of fixed assets	1,409	1,776
Proceeds from sale of route businesses	39,619	27,408
Proceeds from sale of investments	—	826
Business acquisitions, net of cash acquired	(1,042,674)	—
Changes in restricted cash	252	—
Net cash used in investing activities	(1,116,861)	(44,026)

Financing activities:
Dividends paid to stockholders and noncontrolling interests	(57,584)	(45,183)
Debt issuance costs	(6,047)	(5,065)
Issuances of common stock	10,096	7,862
Excess tax benefits from stock-based compensation	910	2,326
Share repurchases, including shares surrendered for tax withholding	(10,330)	(836)
Payments on capital leases	(2,412)	—
Proceeds from issuance of long-term debt	1,130,000	—
Repayments of long-term debt	(438,625)	(7,500)
Net proceeds from/(repayments of) existing credit facilities	227,000	(50,000)
Net cash provided by/(used in) financing activities	853,008	(98,396)

Effect of exchange rate changes on cash	(1,042)	—

(Decrease)/increase in cash and cash equivalents	(3,696)	3,732
Cash and cash equivalents at beginning of fiscal year	39,105	35,373
Cash and cash equivalents at end of fiscal year	$35,409	$39,105

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
Gross Profit, excluding special items

	Quarter Ended		Year Ended
(in thousands)	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016

Continuing Operations
Net revenue from continuing operations	$556,163	$405,857	$2,109,227	$1,656,399
Cost of sales from continuing operations	346,115	259,899	1,345,437	1,077,110
Gross profit from continuing operations	$210,048	$145,958	$763,790	$579,289
As a % of net revenue	37.8%	36.0%	36.2%	35.0%

Transaction and integration related expenses(1)	66	—	728	—
Inventory step-up(2)	—	—	11,341	—
Emerald move and required packaging changes(3)	499	—	499	—
Other(4)(5)	187	262	1,090	298
Gross profit from continuing operations, excluding special items	$210,800	$146,220	$777,448	$579,587
As a % of net revenue	37.9%	36.0%	36.9%	35.0%

Discontinued Operations
Net revenue from discontinued operations	$96,441	$—	$204,443	$—
Cost of sales from discontinued operations	67,774	—	156,008	—
Gross profit from discontinued operations	$28,667	$—	$48,435	$—
As a % of net revenue	29.7%	0.0%	23.7%	0.0%

Special items attributable to discontinued operations(6)	—	—	4,210	—
Gross profit from discontinued operations, excluding special items	$28,667	$—	$52,645	$—
As a % of net revenue	29.7%	0.0%	25.8%	0.0%

Total Continuing and Discontinued Operations
Total net revenue (continuing and discontinued operations)	$652,604	$405,857	$2,313,670	$1,656,399
Total cost of sales (continuing and discontinued operations)	413,889	259,899	1,501,445	1,077,110
Total gross profit (continuing and discontinued operations)	$238,715	$145,958	$812,225	$579,289
As a % of net revenue	36.6%	36.0%	35.1%	35.0%

Special items (continuing and discontinued operations)	752	262	17,868	298
Adjusted gross profit (continuing and discontinued operations excluding special items)	$239,467	$146,220	$830,093	$579,587
As a % of net revenue	36.7%	36.0%	35.9%	35.0%

(1)	Transaction and integration related expenses primarily consist of severance and relocation costs associated with the acquisition of Diamond Foods.

(2)	The inventory step-up represents the additional cost of sales recognized in Q1 and Q2 2016 as a result of stepping up Diamond Food's inventory to fair value at the acquisition date.

(3)	Expenses associated with packaging write-offs due to required packaging changes as a result of the transaction.

(4)
For 2016, other items primarily consist of an inventory step-up related to the Metcalfe’s transaction, other Metcalfe-related integration costs and non-Diamond related severance and retention benefits.

(5)	For 2015, other items consist of severance costs as well as recovery expenses for a plant fire.

(6)
Special items attributable to discontinued operations consist of the inventory step-up recognized in Q1 and Q2 2016 as a result of stepping up Diamond Food's inventory to fair value at the acquisition date.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
Operating income, excluding special items

	Quarter Ended		Year Ended
(in thousands)	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016

Continuing Operations
Income before interest and income taxes	$43,903	$16,529	$104,485	$90,456
Impairment charges	3,096	11,997	4,466	11,997
Other expense/(income), net	55	1,024	(5,390)	(1,075)
Operating income from continuing operations	$47,054	$29,550	$103,561	$101,378
As a % of net revenue	8.5%	7.3%	4.9%	6.1%

Transaction and integration related expenses(1)(2)	3,758	7,252	67,000	7,702
Inventory step-up(3)	—	—	11,341	—
Emerald move and required packaging changes(4)	993	—	1,558	—
Legal fees and settlement accrual(5)	—	237	—	7,274
Other(6)(7)	769	1,469	2,268	3,109
Operating income from continuing operations, excluding special items	$52,574	$38,508	$185,728	$119,463
As a % of net revenue	9.5%	9.5%	8.8%	7.2%

Discontinued Operations
Loss before interest and income taxes	$(18,054)	$—	$(17,848)	$—
Loss on sale of Diamond of California	32,645	—	32,645	—
Operating income from discontinued operations	$14,591	$—	$14,797	$—
As a % of net revenue	15.1%	0.0%	7.2%	0.0%

Special items attributable to discontinued operations(8)	1,673	—	7,286	—
Operating income from discontinued operations, excluding special items	$16,264	$—	$22,083	$—
As a % of net revenue	16.9%	0.0%	10.8%	0.0%

Total Continuing and Discontinued Operations
Total operating income (continuing and discontinued operations)	$61,645	$29,550	$118,358	$101,378
Special items (continuing and discontinued operations)	7,193	8,958	89,453	18,085
Adjusted operating income (continuing and discontinued operations excluding special items)	$68,838	$38,508	$207,811	$119,463
As a % of net revenue	10.5%	9.5%	9.0%	7.2%

(1)
For 2016, transaction and integration related expenses primarily consist of professional fees, accelerated stock-based compensation, relocation, severance, and retention costs associated with the acquisition of Diamond.

(2)	For 2015, transaction related expenses primarily consist of professional fees associated with the acquisition of Diamond.

(3)	The inventory step-up represents the additional cost of sales recognized in Q1 and Q2 2016 as a result of stepping up Diamond Food's inventory to fair value at the acquisition date.

(4)	For 2016, expenses associated with packaging write-offs due to required packaging changes as a result of the transaction and other professional fees.

(5)	Includes expenses for legal fees and contingent liabilities associated with settlements related to employee classification and industry wide packaging claims.

(6)
For 2016, other items primarily consist of Metcalfe's transaction-related expenses including transaction costs, severance benefits, and inventory step-up, as well as non-Diamond related professional fees, severance and retention benefits.

(7)	For 2015, other items include professional fees, severance and relocation expenses, a self-funded medical insurance claim, and recovery expenses for fire and flood.

(8)
Special items attributable to discontinued operations for 2016 consist of the inventory step-up recognized in Q1 and Q2 2016 as a result of stepping up Diamond of California's inventory to fair value at the acquisition date, retention costs associated with Diamond of California employees, and stock-based compensation accelerated due to the disposal of our culinary nuts business.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
Earnings per diluted share, excluding special items

	Quarter Ended		Year Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Earnings per diluted share from continuing operations	$0.19	$0.10	$0.45	$0.71

Transaction and integrated related expenses(1)(2)	0.03	0.09	0.48	0.09
Inventory step-up(3)	—	—	0.08	—
Emerald move and required packaging changes(4)	0.03	—	0.03	—
Loss on debt prepayment(5)	—	—	0.03	—
Legal fees and settlement accrual(6)	—	—	—	0.07
Other impairment charges(7)(8)	—	0.11	0.01	0.11
Impact of tax restructuring(9)	0.01	—	0.01	—
Other(10)(11)	0.01	0.01	0.02	0.03
Earnings per diluted share from continuing operations, excluding special items	$0.27	$0.31	$1.11	$1.01

Loss per diluted share from discontinued operations	$(0.28)	$—	$(0.29)	$—
Special items attributable to discontinued operations(12)	0.39	—	0.45	—
Earnings per diluted share from discontinued operations, excluding special items	$0.11	$—	$0.16	$—

Total (loss)/earnings per diluted share (continuing and discontinued operations)	$(0.09)	$0.10	$0.16	$0.71
Total special items (continuing and discontinued operations)	0.47	0.21	1.11	0.30
Adjusted earnings per diluted share (continuing and discontinued operations excluding special items)	$0.38	$0.31	$1.27	$1.01

(1)
For 2016, transaction and integration related expenses primarily consist of professional fees, accelerated stock-based compensation, relocation, severance, and retention costs associated with the acquisition of Diamond.

(2)	For 2015, transaction related expenses primarily consist of professional fees associated with the acquisition of Diamond.

(3)	The inventory step-up represents the additional cost of sales recognized in Q1 and Q2 2016 as a result of stepping up Diamond Food's inventory to fair value at the acquisition date.

(4)
For 2016, expenses related to the impairment of certain Emerald assets not being relocated, the write-off of certain packaging due to required packaging changes as a result of the transaction, as well as professional fees.

(5)	The loss on extinguishment of debt was a result of the early repayment of our private placement loan due to the financing obtained for the acquisition of Diamond Foods.

(6)	Includes expenses for legal fees and contingent liabilities associated with settlements related to employee classification and industry wide packaging claims.

(7)	For 2016, consists of impairment charges for certain fixed assets.

(8)	For 2015, consists of impairment charges recorded for manufacturing assets and routes.

(9)	For 2016, consists of a discrete tax item for the impact of tax restructuring.

(10)
For 2016, other items primarily consist of Metcalfe's transaction-related expenses including transaction costs, severance benefits, and inventory step-up, as well as non-Diamond related professional fees, severance and retention benefits.

(11)	For 2015, other items include professional fees, severance and relocation expenses, a self-funded medical insurance claim, and recovery expenses for fire and flood.

(12)
Special items attributable to discontinued operations for 2016 consist of a $32.6 million loss on the disposal transaction, the inventory step-up recognized in Q1 and Q2 2016 as a result of stepping up Diamond of California's inventory to fair value at the acquisition date, retention costs associated with Diamond of California employees, and stock-based compensation accelerated due to the disposal of our culinary nuts business.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
EBITDA and Adjusted EBITDA

	Quarter Ended		Year Ended
(in thousands)	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016

Continuing Operations
Income from continuing operations	$18,705	$7,013	$41,803	$50,718
Income tax expense	15,890	6,652	25,320	28,885
Interest expense	9,308	2,864	32,613	10,853
Loss on early extinguishment of debt	—	—	4,749	—
Depreciation	17,713	15,133	70,075	59,642
Amortization	7,663	2,661	24,709	10,737
EBITDA, from continuing operations	$69,279	$34,323	$199,269	$160,835
As a % of net revenue	12.5%	8.5%	9.4%	9.7%

Transaction and integration related expenses(1)(2)	3,758	7,253	67,000	7,702
Inventory step-up(3)	—	—	11,341	—
Emerald move and required packaging changes(4)	3,304	—	3,869	—
Legal fees and settlement accrual(5)	—	237	—	7,274
Other impairment charges(6)(7)	—	11,997	863	11,997
Other(8)(9)	769	1,469	1,768	3,317
Adjusted EBITDA from continuing operations	$77,110	$55,279	$284,110	$191,125
As a % of net revenue	13.9%	13.6%	13.5%	11.5%

Discontinued Operations
Loss from discontinued operations	$(27,426)	$—	$(27,100)	$—
Income tax expense	9,372	—	9,252	—
Depreciation	1,088	—	3,625	—
Amortization	100	—	842	—
EBITDA, from discontinued operations	$(16,866)	$—	$(13,381)	$—
As a % of net revenue	(17.5)%	0.0%	(6.5)%	0.0%

Special items attributable to discontinued operations(10)	34,318	—	39,931	—
Adjusted EBITDA from discontinued operations	$17,452	$—	$26,550	$—
As a % of net revenue	18.1%	0.0%	13.0%	0.0%

Total Continuing and Discontinued Operations
EBITDA (continuing and discontinued operations)	$52,413	$34,323	$185,888	$160,835
Total special items (continuing and discontinued operations)	42,149	20,956	124,772	30,290
Adjusted EBITDA (continuing and discontinued operations excluding special items)	$94,562	$55,279	$310,660	$191,125
As a % of net revenue	14.5%	13.6%	13.4%	11.5%

(1)
For 2016, transaction and integration related expenses primarily consist of professional fees, accelerated stock-based compensation, relocation, severance, and retention costs associated with the acquisition of Diamond.

(2)	For 2015, transaction related expenses primarily consist of professional fees associated with the acquisition of Diamond.

(3)	The inventory step-up represents the additional cost of sales recognized in Q1 and Q2 2016 as a result of stepping up Diamond's inventory to fair value at the acquisition date.

(4)
For 2016, expenses related to the impairment of certain Emerald assets not being relocated, the write-off of certain packaging due to required packaging changes as a result of the transaction, as well as professional fees.

(5)	For 2015, includes expenses for legal fees and contingent liabilities associated with settlements related to employee classification and industry wide packaging claims.

(6)	For 2016, consists of impairment charges for certain fixed assets.

(7)	For 2015, consists of impairment charges recorded for manufacturing assets and routes.

(8)
For 2016, other items primarily consist of Metcalfe's transaction-related expenses including transaction costs, severance benefits, and inventory step-up, as well as non-Diamond related professional fees and severance and retention benefits.

(9)	For 2015, other items include professional fees, severance and relocation expenses, a self-funded medical insurance claim, and recovery expenses for fire and flood.

(10)
Special items attributable to discontinued operations for 2016 consist of a $32.6 million loss on the disposal transaction, the inventory step-up recognized in Q1 and Q2 2016 as a result of stepping up Diamond of California's inventory to fair value at the acquisition date, retention costs associated with Diamond of California employees, and stock-based compensation accelerated due to the disposal of our culinary nuts business.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
Net income attributable to Snyder's-Lance, excluding special items

	Quarter Ended		Year Ended
(in thousands)	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Continuing Operations
Net income attributable to Snyder's-Lance, from continuing operations	$18,746	$7,043	$41,985	$50,685
Transaction and integrated related expenses, net of tax(1)(2)	3,039	6,159	45,088	6,442
Inventory step-up, net of tax(3)	—	—	7,315	—
Emerald move and required packaging changes, net of tax(4)	2,671	—	3,111	—
Loss on debt prepayment, net of tax(5)	—	—	3,042	—
Legal fees and settlement accrual, net of tax(6)	—	241	—	4,784
Other impairment charges, net of tax(7)(8)	—	7,840	589	7,840
Impact of tax restructuring(9)	1,365	—	982	—
Other, net of tax(10)(11)	621	982	1,409	2,190
Net income attributable to Snyder's-Lance from continuing operations, excluding special items	$26,442	$22,265	$103,521	$71,941

Discontinued Operations
Net loss attributable to Snyder's-Lance from discontinued operations	$(27,426)	$—	$(27,100)	$—
Special items attributable to discontinued operations, net of tax(12)	37,986	—	41,599	—
Net income attributable to Snyder's-Lance from discontinued operations, excluding special items	$10,560	$—	$14,499	$—

Total Continuing and Discontinued Operations
Total net (loss)/income attributable to Snyder's-Lance	$(8,680)	$7,043	$14,885	$50,685
Total special items (continuing and discontinued operations), net of tax	45,682	15,222	103,135	21,256
Total net income attributable to Snyder's-Lance (continuing and discontinued operations), excluding special items	$37,002	$22,265	$118,020	$71,941

(1)
For 2016, transaction and integration related expenses primarily consist of professional fees, accelerated stock-based compensation, relocation, severance, and retention costs associated with the acquisition of Diamond.

(2)	For 2015, transaction related expenses primarily consist of professional fees associated with the acquisition of Diamond.

(3)	The inventory step-up represents the additional cost of sales recognized in Q1 and Q2 2016 as a result of stepping up Diamond Food's inventory to fair value at the acquisition date.

(4)
For 2016, expenses related to the impairment of certain Emerald assets not being relocated, the write-off of certain packaging due to required packaging changes as a result of the transaction, as well as professional fees.

(5)	The loss on extinguishment of debt was a result of the early repayment of our private placement loan due to the financing obtained for the acquisition of Diamond Foods.

(6)	For 2015, includes expenses for legal fees and contingent liabilities associated with settlements related to employee classification and industry wide packaging claims.

(7)	For 2016, consists of impairment charges for certain fixed assets.

(8)	For 2015, consists of impairment charges recorded for manufacturing assets and routes.

(9)	For 2016, consists of a discrete tax item for the impact of tax restructuring.

(10)
For 2016, other items primarily consist of Metcalfe's transaction-related expenses including transaction costs, severance benefits, and inventory step-up, as well as non-Diamond related professional fees, severance and retention benefits.

(11)	For 2015, other items include professional fees, severance and relocation expenses, a self-funded medical insurance claim, and recovery expenses for fire and flood.

(12)
Special items attributable to discontinued operations for 2016 consist of a $32.6 million loss, net of tax, on the disposal transaction, the inventory step-up recognized in Q1 and Q2 2016 as a result of stepping up Diamond of California's inventory to fair value at the acquisition date, retention costs associated with Diamond of California employees, and stock-based compensation accelerated due to the disposal of our culinary nuts business.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
Adjusted effective income tax rate

Quarter Ended December 31, 2016
(in thousands)	Income from Continuing Operations
	GAAP Income	Adjustments	Adjusted Income
Income before income taxes	$34,595	$7,831	$42,426
Income tax expense	15,890	135	16,025
Net income	18,705	7,696	26,401
Net loss attributable to noncontrolling interests	(41)	—	(41)
Net income attributable to Snyder's-Lance	$18,746	$7,696	$26,442

Effective income tax rate(1)	45.9%		37.8%

	Income from Discontinued Operations
	GAAP Income	Adjustments	Adjusted Income
(Loss)/Income before income taxes	$(18,054)	$34,318	$16,264
Income tax expense/(benefit)	9,372	(3,668)	5,704
Net (loss)/income	(27,426)	37,986	10,560
Net loss attributable to noncontrolling interests	—	—	—
Net (loss)/income attributable to Snyder's-Lance	$(27,426)	$37,986	$10,560

Effective income tax rate(2)	(51.9)%		35.1%

	Total Adjusted Income
Income before income taxes	$58,690
Income tax expense	21,729
Net income	36,961
Net loss attributable to noncontrolling interests	(41)
Net income attributable to Snyder's-Lance	$37,002

Effective income tax rate	37.0%

Quarter Ended January 2, 2016
(in thousands)	Income from Continuing Operations
	GAAP Income	Adjustments	Adjusted Income
Income before income taxes	$13,665	$20,956	$34,621
Income tax expense	6,652	5,735	12,387
Net income	7,013	15,221	22,234
Net loss attributable to noncontrolling interests	(30)	—	(30)
Net income attributable to Snyder's-Lance	$7,043	$15,221	$22,264

Effective income tax rate(3)	48.7%		35.8%

(1)
The tax rate on adjusted income from continuing operations varies from the tax rate on GAAP income from continuing operations for the fourth quarter of 2016 primarily due to the $1.4 million of discrete tax expense associated with our tax restructuring in the quarter, as well as transaction related expenses which were not deductible for tax.

(2)
The tax rate on adjusted income from discontinued operations varies from the tax rate on GAAP income from discontinued operations for the fourth quarter of 2016 primarily due to significant taxable income on the sale of Diamond of California despite a book loss of $32.6 million. This was due to the sale of goodwill which had no tax basis and for which no deferred tax liability was recorded.

(3)	The tax rate on adjusted income varies from the tax rate on GAAP income for the fourth quarter of 2015 primarily due to non-deductible transaction costs related to the acquisition of Diamond.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
Adjusted effective income tax rate (continued)

Year Ended December 31, 2016
(in thousands)	Income from Continuing Operations
	GAAP Income	Adjustments	Adjusted Income
Income before income taxes	$67,123	$89,590	$156,713
Income tax expense	25,320	28,054	53,374
Net income	41,803	61,536	103,339
Net loss attributable to noncontrolling interests	(182)	—	(182)
Net income attributable to Snyder's-Lance	$41,985	$61,536	$103,521

Effective income tax rate(4)	37.7%		34.1%

	Income from Discontinued Operations
	GAAP Income	Adjustments	Adjusted Income
(Loss)/income before income taxes	$(17,848)	$39,931	$22,083
Income tax expense/(benefit)	9,252	(1,667)	7,585
Net (loss)/income	(27,100)	41,598	14,498
Net loss attributable to noncontrolling interests	—	—	—
Net (loss)/income attributable to Snyder's-Lance	$(27,100)	$41,598	$14,498

Effective income tax rate(5)	(51.8)%		34.3%

	Total Adjusted Income
Income before income taxes	$178,796
Income tax expense	60,959
Net income	117,837
Net loss attributable to noncontrolling interests	(182)
Net income attributable to Snyder's-Lance	$118,019

Effective income tax rate	34.1%

Year Ended January 2, 2016
(in thousands)	Income from Continuing Operations
	GAAP Income	Adjustments	Adjusted Income
Income before income taxes	$79,603	$30,290	$109,893
Income tax expense	28,885	9,034	37,919
Net income	50,718	21,256	71,974
Net income attributable to noncontrolling interests	33	—	33
Net income attributable to Snyder's-Lance	$50,685	$21,256	$71,941

Effective income tax rate(6)	36.3%		34.5%

(4)
The tax rate on adjusted income from continuing operations varies from the tax rate on GAAP income from continuing operations for the full year 2016 primarily due to non-deductible transaction costs related to the acquisition of Diamond.

(5)
The tax rate on adjusted income from discontinued operations varies from the tax rate on GAAP income from discontinued operations for the full year 2016 primarily due to significant taxable income on the sale of Diamond of California despite a book loss of $32.6 million. This was due to the sale of goodwill which had no tax basis and for which no deferred tax liability was recorded.

(6)	The tax rate on adjusted income varies from the tax rate on GAAP income for the full year 2015 primarily due to non-deductible transaction costs related to the acquisition of Diamond.